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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos.333-64609, 333-94933, 333-94937, and 333-42832) of
Meade Instruments Corp. of our report dated April 18, 2001 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


PricewaterhouseCoopers LLP


Orange County, California
May 25, 2001